Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS STOCK OPTION WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") PURSUANT TO REGULATIONS S. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS STOCK OPTION HAVE NOT BEEN REGISTERED UNDER THE ACT, OR ANY U.S. STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF (I) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (III) PURSUANT TO AN EXEMPTION WHICH IS CONFIRMED IN AN OPINION OF COMPANY COUNSEL. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS STOCK OPTION MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE ACT.

THIS STOCK OPTION MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS STOCK OPTION SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME (U.S.) ON THE SEVENTH ANNIVERSARY OF THE DATE HEREOF (the “EXPIRATION DATE”).

TRACEGUARD TECHNOLOGIES, INC.

OPTION TO PURCHASE 1,450,000 SHARES OF
COMMON STOCK, PAR VALUE $0.001 PER SHARE

For VALUE RECEIVED, Dr. Ehud Ganani (“Optionholder”), is entitled to purchase, subject to the provisions of this Stock Option, from TraceGuard Technologies, Inc., a Nevada corporation (“Company”), at any time not later than 5:00 P.M., Eastern time (U.S.), on the Expiration Date (as defined above) but subject to the vesting schedule described below, at an exercise price per share equal to U.S. $0.35 (the exercise price in effect being herein called the “Option Price”), 1,450,000 shares (“Option Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). The number of Option Shares purchasable upon exercise of this Stock Option and the Option Price shall be subject to adjustment from time to time as described herein.

Section 1. Transfers. This Stock Option may not be transferred or assigned by the Optionholder. The Option Shares may be transferred only pursuant to (i) an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), (ii) an exemption from such registration, or (iii) the provisions of Regulation S promulgated under the Securities Act. Subject to such restrictions, the Company shall transfer this Option Shares from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof.

Section 2. Exercise of Option. (a) Subject to the provisions hereof, the Optionholder may exercise this Stock Option in whole or in part at any time prior to its expiration upon surrender of the Stock Option, together with delivery of the duly executed Stock Option exercise form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds for the aggregate Option Price for that number of Option Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices outside the United States (or such other office or agency of the Company as it may designate by notice to the Optionholder). The Option Shares so purchased shall be deemed to be issued to the Optionholder or the Optionholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Stock Option shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Option Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Option Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Optionholder within a reasonable time, not exceeding ten (10) business days, after this Stock Option shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Optionholder and shall be registered in the name of the Optionholder. If this Stock Option shall have been exercised only in part, then, unless this Option has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Optionholder a new Stock Option representing the number of shares with respect to which this Option shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. Upon exercise, the Optionholder will be required to make the representations and warranties contained in the Exercise Agreement.

(b) This Option shall be exercisable in accordance with the following vesting schedule: (i) at any time on or after September 1, 2007, up to 290,000 Option Shares; (ii) at any time on or after April 1, 2008, up to an additional 300,000 Option Shares; (iii) at any time on or after July 1, 2008, up to an additional 135,000 Option Shares; and (iv) at any time on or after April 1, 2009, up to an additional 725,000 Option Shares; provided, however, that if the Optionholder’s employment by TraceGuard Technologies, Ltd., the Company’s wholly-owned Israeli subsidiary (“TG IL”) is (i) terminated by TG IL for “cause” (as defined below), (ii) is not renewed by TG IL for “cause”, (iii) is terminated or not renewed by Ganani for any reason, other than for “good reason” (as defined below), (iv) terminated due to the death or "disability" (as defined below) of Ganani, then, in each such case, the Stock Option shall terminate immediately with respect to the Option Shares which remain subject to vesting as set forth in this Section 2(b). Notwithstanding the foregoing, this Option shall only be exercisable to the extent that the Company has sufficient surplus under applicable law to exercise that certain stock option between the Company and Mr. Fredy Ornath, dated as of the date hereof.

(c) For the purposes hereof, “cause” shall mean (i) a material breach by the Optionholder of (A) the provisions of that certain agreement dated as of February 1, 2006, as amended on July 6, 2006 (the “Employment Agreement”) or (B) the provisions of any subsequent employment agreement between the Optionholder and the Company or TG IL, which breach shall not have been cured by the Optionholder within sixty (60) days following notice thereof by the Company or TG IL to the Optionholder, (ii) the commission of gross negligence or bad faith (i.e., an act involving actual or constructive fraud, or a design to mislead or deceive another, or the conscious doing of a wrong because of dishonest purpose or motivated by ill will) by the Optionholder in the course of his employment, which commission has a material adverse effect on the Company or any of its subsidiaries, (iii) the commission by the Optionholder of a criminal act of fraud, theft or dishonesty causing material damages to the Company or any of its subsidiaries, or (iv) the conviction of the Optionholder of (or plead nolo contendere to) any felony, or misdemeanor involving moral turpitude if such misdemeanor results in material financial harm to or materially adversely affects the goodwill of the Company or any of its subsidiaries.

(d) For the purposes hereof, “disability” shall mean the Optionholder’s inability to perform his duties under the Employment Agreement or any subsequent employment agreement between the Optionholder and the Company or TG IL, because of illness or incapacity, physical or mental, the duties and services to be performed by him for a period of one hundred and eighty (180) consecutive days or an aggregate period of more than one hundred and eighty (180) days in any 12-month period.

(e) For the purposes hereof, “good reason” shall mean (i) failure to elect or appoint, re-elect or re-appoint, the Optionholder to, or removal of the Optionholder from, his office and/or position with the Company or TG IL, as constituted as of the date hereof, except in connection with the termination or non-renewal of the Optionholder’s employment by the Company or TG IL for “cause”; (ii) failure by the Company to offer to renew the Employment Agreement for a term of at least one year and an annual base salary of at least U.S. $198,000, except for failure to make such an offer for “cause”; (iii) a reduction in the Optionholder's overall compensation (including any reduction in pension or other benefit programs or perquisites) or a material adverse change in the nature or scope of the authorities, powers, functions or duties normally attached to the Optionholder’s position with the Company or TG IL as referred to in the Employment Agreement; (iv) a breach by TG IL of any provision of the Employment Agreement or any subsequent employment agreement between the Optionholder and the Company or TG IL, not covered by clauses (i) or (iii) above which is not remedied within thirty (30) days after receipt by the Company or TG IL of written notice from the Optionholder of such breach;

Section 3. Compliance with the Securities Act of 1933. The Company may cause the legend set forth on the first page of this Stock Option to be set forth on each Stock Option or similar legend on any security issued or issuable upon exercise of this Stock Option, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 4. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Option Shares issuable upon the exercise of the Stock Option; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Option Shares in a name other than that of the Optionholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Option Shares or any Stock Option until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Optionholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 5. Mutilated or Missing Stock Options. In case this Stock Option shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Stock Option, or in lieu of and substitution for the Stock Option lost, stolen or destroyed, a new Stock Option of like tenor and for the purchase of a like number of Option Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Stock Option, and with respect to a lost, stolen or destroyed Stock Option, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 6. Reservation of Common Stock. The Company hereby represents and Options that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Stock Option. The Company agrees that all Option Shares issued upon due exercise of the Stock Option shall be, at the time of delivery of the certificates for such Option Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 7. Adjustments. Subject and pursuant to the provisions of this Section 6, the Option Price and number of Option Shares subject to this Stock Option shall be subject to adjustment from time to time as set forth hereinafter.

(a) If the Company shall, at any time or from time to time while this Stock Option is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then the number of Option Shares purchasable upon exercise of the Stock Option immediately prior to the date upon which such change shall become effective, shall be adjusted so that the Optionholder thereafter exercising the Stock Option shall be entitled to receive the number of shares of Common Stock which, if the Stock Option had been exercised immediately prior to such event, (i) the Company would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution or subdivision, or (ii) in the case of a combination, such number of shares into which the number of shares the Optionholder would have owned upon such exercise would have been reduced to as a result of such combination. Whenever the number of shares of Common Stock purchasable upon exercise of this Stock Option is adjusted as provided in this Section 6(a), then the Option Price shall also be adjusted by multiplying the Option Price in effect immediately prior to such adjustment, by a fraction, the numerator of which shall equal to the number of shares subject to this Stock Option immediately prior to such adjustment, and the denominator of which shall equal to the number of shares subject to this Stock Option immediately after such adjustment. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) Subject to Section 6(c) below, in case the Company shall reorganize its capital, reclassify its capital stock (other than as provided in Section 6(a)), recapitalize, consolidate with, or merge with or into, another corporation, and pursuant to the terms of such reorganization, reclassification, recapitalization, merger, or consolidation, stock, securities, property or other assets is to be received by or distributed to the holders of Common Stock in lieu of or with respect to shares of Common Stock, then in each such case, the Optionholder, upon exercise of this Stock Option, shall be entitled to receive in lieu of the Option Shares or other securities and property receivable upon exercise of this Stock Option prior to the consummation of such reorganization, reclassification, recapitalization, consolidation or merger, or if the Common Stock is not changed, exchanged or extinguished in such transaction then in addition to the rights specified herein, the stock or other securities, property or assets to which the Optionholder would have been entitled to had it exercised this Stock Option immediately prior to such consumation, by a holder of the number of shares of Common Stock for which this Stock Option is exercisable immediately prior to such event. Subject to Section 6(c) below the foregoing provisions of this Section 6(b) shall similarly apply to successive reorganizations, reclassifications, recapitalizations, mergers or consolidations.

(c) In the event of (i) a proposed dissolution or liquidation of the Company, or (ii) a proposed sale of all or substantially all of the assets or outstanding equity of the Company, or (iii) the merger or consolidation of the Company with or into another entity or any other corporate reorganization if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity, Optionholder must, if at all, exercise this Stock Option at least 5 days prior to the consummation of such event, which exercise may be conditioned upon the consummation of such event, and this Stock Option shall terminate upon consummation of such event. In such an event, the vesting of this Stock Option shall accelerate and the entire Stock Option shall be exercisable in full immediately prior to the consummation of such event, but conditioned upon the event occurring.

(d) An adjustment to the Option Price or the number or type of securities issuable upon exercise of this Stock Option shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment. The vesting provisions of Section 2 hereof shall apply to any securities to be received pursuant to an adjustment under of this Section 7.

(e) In the event that, as a result of an adjustment made pursuant to this Section 6, the Optionholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Stock Option shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Option Shares contained in this Stock Option.

Section 8. Fractional Interest. The Company shall not be required to issue fractions of Option Shares upon the exercise of this Stock Option. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Optionholder an amount in cash equal to the closing price of such fractional share of Common Stock on the date of exercise.

Section 9. Benefits. Nothing in this Stock Option shall be construed to give any person, firm or corporation (other than the Company and the Optionholder) any legal or equitable right, remedy or claim, it being agreed that this Option shall be for the sole and exclusive benefit of the Company and the Optionholder.

Section 10. Notices to Optionholder. Upon the happening of any event requiring an adjustment of the Option Price, the Company shall promptly give written notice thereof to the Optionholder at the address appearing in the records of the Company, stating the adjusted Option Price and the adjusted number of Option Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Optionholder or any defect therein shall not affect the legality or validity of the event giving rise to, or the, subject adjustment.

Section 11. Notice of Corporate Action. If at any time:

(a) other than pursuant to a split or combination pursuant to Section 7(a) hereof, the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of the Company, any reclassification, other than pursuant to a split or combination pursuant to Section 7(a) hereof, or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Optionholder (i) at least 10 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days’ prior written notice of the date when the same shall take place, and provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice; and provided, further, that if any action is taken on written consent in lieu of a meeting, notice shall be made as soon as reasonably practicable thereafter. Such notice in accordance with the foregoing clause also shall specify, as applicable, (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Optionholder at the last address of Optionholder appearing on the books of the Company and delivered in accordance with Section 13 hereof.

Section 12. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Nevada Agency and Trust Company. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Stock Option, the Company will mail to the Optionholder a statement setting forth the name and address of such transfer agent.

Section 13. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	TraceGuard Technologies, Inc.
#6 Ravnitzki Street
Petach Tikva 49277 Israel
Fax No.: 011-972-3-542-3710
Attn: David Ben-Yair, CFO

With a copy to:	Moses & Singer LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174-1299
Fax No.: 917-206-4381
Attn: Allan Grauberd, Esq.

If to Optionholder:

or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by such Person.

Section 14. Successors. All the covenants and provisions hereof by or for the benefit of the Optionholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 15. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Stock Option shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof to the extent such principles would require the application of the laws of another jurisdiction.

Section 16. No Rights as Stockholder. Prior to the exercise of this Stock Option, the Optionholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Stock Option.

Section 17. Amendment; Waiver. Any term of this Stock Option may be amended or waived upon the written consent of the Company and the Optionholder.

Section 18. Section Headings. The section headings in this Stock Option are for the convenience of the Company and the Optionholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Stock Option to be duly executed, as of the 29th day of May, 2007.

TRACEGUARD TECHNOLOGIES, INC.

By:	/s/ David Ben-Yair
Name: David Ben-Yair
Title: CFO

The Optionholder accepts and agrees to the terms and conditions of this Option, including, without limitation, the last sentence of Section 2(a) hereof.

Date: May 29, 2007	By:	/s/ Dr. Ehud Ganani
Name: Dr. Ehud Ganani

APPENDIX A
TRACEGUARD TECHNOLOGIES, INC.
STOCK OPTION EXERCISE FORM

To TraceGuard Technologies, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Stock Option (“Option”) for, and to purchase thereunder by the payment of the Option Price and surrender of the Stock Option, _______________ shares of Common Stock (“Option Shares”) provided for therein, and requests that certificates for the Option Shares be issued as follows:

Name

Address

and delivered to the above address (which must be outside the United States);

and, if the number of Option Shares shall not be all the Option Shares purchasable upon exercise of the Stock Option, that a new Stock Option for the balance of the Option Shares purchasable upon exercise of this Stock Option be registered in the name of the undersigned Optionholder and delivered to the address stated above.

The undersigned hereby represents and warrants to the Company that (check only one of the appropriate answers)

___ A. the undersigned is not a U.S. Person and the Stock Option is not being exercised on behalf of a U.S. Person; or

___ B. the undersigned is hereby furnishing a written opinion of counsel, in a form reasonably acceptable to the Company, to the effect that the Stock Option and the Option Shares delivered upon exercise of the Stock Option have been registered under the Securities Act or are exempt from registration thereunder.

In addition, the undersigned acknowledges that this Stock Option may not be exercised in the United States, and that the Option Shares may not be delivered in the United States upon exercise, other than in an offering deemed to meet the definition of "offshore transaction" pursuant to Rule 902(h) of Regulation S, unless registered under the Securities Act or an exemption from such registration is available.

Dated: ___________________, ____

Note: The signature must correspond with	Signature:
the name of the Optionholder as written on the first page of the Stock Option in every	Name: Dr. Ehud Ganani
particular, without alteration or enlargement
or any change whatever.

Address